EXHIBIT 23.1

                     [ARTHUR ANDERSEN LETTERHEAD]

               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
               -----------------------------------------

As independent public accountants, we hereby consent to the incorporation of our report dated January 27, 1998 included in Form 10-K, into the Company's previously filed Form S-8 Registration Statement File Nos. 33-24447, 33-25196, 33-40641, 33-67620, 33-67632,
33-51063, 33-51961, 33-62047 and 333-38621, Form S-3 Registration
Statement File Nos. 33-64225 and 333-47261 and Post-Effective Amendment No. 1 to Form S-4 on Form S-8 Registration Statement File Nos. 33-49282 and 33-44957.

                          ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 20, 1998